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                                                                   EXHIBIT 10.52


April 12, 2002

Peter E. Anselmo
20 Revere Place
Ridgefield CT, 06877

Dear Pete:

This letter will serve as Amendment No. 2 to an agreement dated April 27, 2000 between Baldwin Technology Company, Inc. (the "Company") and you (the "Employment Agreement").

The Company and you hereby agree to modify the first sentence of Paragraph 2, Section D entitled "Supplemental Retirement Benefit" of the Employment Agreement as follows effective May 1, 2001:

D. Supplemental Retirement Benefit. On the first day of each month that you are still performing services under the terms of this Agreement, the Company shall accrue for your benefit a supplemental retirement benefit (the "Supplemental
Retirement Benefit") in the amount of eight thousand two hundred ($8,200).....

Furthermore, it is agreed that upon commencement of the new accrual rate of $8,200, your [aggregate] Supplemental Retire Benefit balance will also be credited with a retroactive lump sum representing the difference in accrual back to May 1, 2001 (the effective date of this change).

The balance of the Agreement remains as originally agreed to.


BALDWIN TECHNOLOGY CO., INC.

By:/s/John T. Heald, Jr.
   -------------------------------------
   John T. Heald, Jr., President and CEO

ACCEPTED AND AGREED TO:

/s/Peter E. Anselmo
-----------------------------
Peter E. Anselmo

Date: 4-18-2002
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